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             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              SAGA SYSTEMS, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2000

The undersigned hereby appoints DANIEL F. GILLIS, DALE E. WILLIAMS and KATHERINE
E. BUTLER, or any of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of SAGA SYSTEMS, INC. (the "Company"), to be held on Wednesday, May 17, 2000, at 10:00 a.m., Eastern Standard Time, at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia, and any adjournment thereof, and to vote all of the shares of Common Stock of the Company the undersigned is entitled to vote at such Annual Meeting, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, on the following matters as set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAGA SYSTEMS, INC. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FOUR NOMINEES FOR ELECTION, TO APPROVE THE AMENDMENT TO THE SAGA SYSTEMS, INC. 1997 STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000. THE ABOVE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL LISTED ON THE REVERSE SIDE OF THIS CARD.

 (Continued on other side)

Please mark your votes as in this example: [X]

1. ELECTION OF DIRECTORS

   FOR all nominees listed below (except as marked to the contrary below): [_]

   WITHHOLD AUTHORITY  to vote for all nominees listed below: [_]
   Nominees: Paul A. Brands, John F. Burton, Carl J. Rickertsen and Dr. Paul G. Stern.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

   ______________________________________________


2. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S 1997 STOCK OPTION PLAN

             [_] FOR        [_] AGAINST        [_] ABSTAIN
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3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT
   PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000

             [_] FOR        [_] AGAINST        [_] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name appears on the stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their positions when signing.


                                               Dated:  ___________________, 2000

                                               _________________________________

                                               _________________________________
                                                           Signatures


STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.